Mantyla MCREYNOLDS  LLC
                   The CPA. Never Underestimate The Value.(sm)





April 21, 2005


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC


Dear Sir/Madam:

We have read the statements included in the Form 8-K dated April 1, 2005, of Rescon Technology Corp., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01(A). We are not in a position to agree or disagree with the statements in Item 4 regarding the engagement of another CPA or the approval of such engagement by the Board of Directors.

Very truly yours,



Mantyla McReynolds








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